Exhibit 2.2

Execution Version

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

AMENDMENT, effective as of March 5, 2021 (this “Amendment”), to the Business Combination Agreement, dated as of February 22, 2021, (the “Business Combination Agreement”), by and among Gores Holdings V, Inc., a Delaware corporation, Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg with its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Trade and Companies Register under registration number B251465, Ardagh MP MergeCo Inc., a Delaware corporation, and Ardagh Group S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg with its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Trade and Companies Register under registration number B160804.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth below in accordance with Section 9.2 thereof.

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises herein made, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1.                                      Amendment.  The Business Combination Agreement is hereby amended and restated in its entirety to reflect certain typographical and other immaterial corrections, and the amended agreement is attached hereto as Exhibit A.

2.                                      Entire Agreement.  This Amendment and the Business Combination Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Parties and thereto with respect to the subject matter hereof and thereof.

3.                                      No Other Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Business Combination Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  All references to “Agreement” in the Business Combination Agreement shall be deemed to refer to the Business Combination Agreement as amended by this Amendment.

4.                                      Miscellaneous.  The provision of Article IX (Miscellaneous) of the Business Combination Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

GORES HOLDINGS V, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer and President

[Signature Page to Amendment to Business Combination Agreement]

ARDAGH METAL PACKAGING S.A.

By:	/s/ Yves Elsen
Name: Yves Elsen
Title: Director

ARDAGH MP MERGECO INC.

By:	/s/ Hermanus Troskie
Name: Hermanus Troskie
Title: Authorized Signatory

ARDAGH GROUP S.A.

By:	/s/ Hermanus Troskie
Name: Hermanus Troskie
Title: Director

[Signature Page to Amendment to Business Combination Agreement]

Exhibit A

Business Combination Agreement

(Intentionally Omitted)